As filed with the Securities and Exchange Commission on October 1, 2003

                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                  NOVELL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     87-0393339
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       1800 South Novell Place
             Provo, Utah                                   84606
(Address of principal executive offices)                (Zip Code)


                 Novell, Inc. 1989 Employee Stock Purchase Plan
                            (Full title of the plan)

                              Joseph A. LaSala, Jr.
                             Senior Vice President,
                          General Counsel and Secretary
                                  Novell, Inc.
                                404 Wyman Street
                                Waltham, MA 02451
                     (Name and address of agent for service)

                                 (781) 464-8000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------- ------------------------- -------------------------- -------------------------- ------------------------
                                                           Proposed maximum           Proposed maximum        Amount of registration
Title of securities to be   Amount to be registered   offering price per share   aggregate offering price              fee
        registered                      (1)                        (2)                        (2)                        (2)
--------------------------- ------------------------- -------------------------- -------------------------- ------------------------
--------------------------- ------------------------- -------------------------- -------------------------- ------------------------
Common Stock,                       10,000,000                   $4.505                   $45,050,000                 $3,644.55
par value $0.10 per share
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of common stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Novell, Inc. 1989 Employee Stock Purchase Plan.
(2) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee, on the basis of 85% of the average of the high and low per share sales prices of the common stock on September 26, 2003 as reported in The Nasdaq National Market.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 is filed by Novell, Inc. pursuant to General Instruction E to Form S-8 to register an additional 10,000,000 shares of Common Stock, which may be offered and sold to participants under the Novell, Inc. 1989 Employee Stock Purchase Plan, as amended (the "Plan"). The contents of registration statement on Form S-8, file number 333-71502, previously filed by Novell and relating to the registration of shares of Common Stock for issuance under the Plan, are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.

         The following is a list of all exhibits filed as a part of this registration statement.

         Exhibit           Description

         5.1               Opinion of Morgan, Lewis & Bockius LLP.

         23.1              Consent of Ernst & Young LLP, Independent Auditors.

         23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).

         24.1 Power of Attorney (included on the signature page of this registration statement).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on September 30, 2003.

                                  NOVELL, INC.


                                  By:         /s/ Jack L. Messman
                                  -----------------------------------
                                  Name:     Jack L. Messman
                                  Title:    Chairman of the Board, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Jack L. Messman, Joseph S. Tibbetts, Jr. and Joseph A. LaSala, Jr., and each of them acting individually, as his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                         Date

  /s/ Jack L. Messman                    Chairman of the Board, President and Chief    September 30, 2003
------------------------------------     Executive Officer and Director (Principal
Jack L. Messman                          Executive Officer)


  /s/ Joseph S. Tibbetts, Jr.            Chief Financial Officer (Principal            September 30, 2003
------------------------------------     Financial Officer and Principal Accounting
Joseph S. Tibbetts, Jr.                  Officer)


  /s/ Albert Aiello                      Director                                      September 30, 2003
------------------------------------
Albert Aiello

  /s/ Fred Corrado                       Director                                      September 30, 2003
------------------------------------
Fred Corrado

  /s/ Rick Crandall                      Director                                      September 30, 2003
------------------------------------
Rick Crandall

  /s/ Richard L. Nolan                   Director                                      September 30, 2003
------------------------------------
Richard L. Nolan

  /s/ Wayne Mackie                       Director                                      September 30, 2003
------------------------------------
Wayne Mackie

  /s/ Thomas G. Plaskett                 Director                                      September 30, 2003
------------------------------------
Thomas G. Plaskett

  /s/ John W. Poduska, Sr.               Director                                      September 30, 2003
------------------------------------
John W. Poduska, Sr.

  /s/ James D. Robinson, III             Director                                      September 30, 2003
------------------------------------
James D. Robinson, III


                                  EXHIBIT INDEX

Exhibit           Description

5.1               Opinion of Morgan, Lewis & Bockius LLP.

23.1              Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).

24.1 Power of Attorney (included on the signature page of this registration statement).

                                                                     EXHIBIT 5.1

                           Morgan, Lewis & Bockius LLP
                         1111 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004

September 30, 2003

Novell, Inc.
1800 South Novell Place
Provo, Utah 84606

Re: Registration Statement on Form S-8 under the Securities Act of 1933, as Amended

Ladies and Gentlemen:

We have acted as counsel to Novell, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-8 (the "Registration Statement") for the registration of 10,000,000 shares of the Company's common stock, par value $0.10 per share (the "Shares"), for issuance pursuant to the Novell, Inc. 1989 Employee Stock Purchase Plan, as amended (the "Plan").

We have participated in the preparation of the Registration Statement, and we have examined the Restated Certification of Incorporation and the Bylaws of the Company, as amended and restated to date, and such other documents, records, statutes and decisions as we have deemed necessary or appropriate for the purposes of the opinion expressed herein. As to matters of fact, we have relied on representations of officers and representatives of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that, when issued and delivered to eligible participants in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP

                                                                   EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Novell, Inc. 1989 Employee Stock Purchase Plan, of our report dated November 15, 2002, with respect to the consolidated financial statements and schedule of Novell, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2002, filed with the Securities and Exchange Commission.



                                                 Ernst & Young LLP

San Jose, California
September 30, 2003